Exhibit 99.1

Amarantus Announces Second Closing of Series E Preferred Financing

SAN FRANCISCO and GENEVA, Dec. 19, 2014 (GLOBE NEWSWIRE) — Amarantus BioScience Holdings, Inc. (AMBS), a biotechnology company focused on the development of diagnostics in Alzheimer's disease and therapeutic products in the areas of neurology, psychiatry, ophthalmology and regenerative medicine, announced that it has entered into definitive agreements to raise an additional $2.0 million under its previously announced transaction to issue shares of Series E Preferred Stock (the "Series E"), bringing the total capital raised to $5.0 million. The second closing was led by International Infusion.

"In recent months, we have been working towards further strengthening our balance sheet, and I am very pleased to have the ability to both extend our cash runway and facilitate the expansion of our product portfolio," commented Gerald E. Commissiong, President and CEO of Amarantus. "Our goal is to continue to prepare Amarantus for a transformational 2015, and I believe we are positioned to achieve this."

The Series E is convertible into Amarantus common stock at a price of $0.08 per share, subject to proportional adjustment for stock splits. No warrants were issued in connection with the Series E, and all of the investors have agreed to a "no shorting" provision. Further, the common shares underlying the Series E cannot be sold into the market for 6 months. The additional funds are expected to be used for general corporate purposes, to facilitate the company's previously announced exclusive option agreement with Lonza Walkersville, Inc., a subsidiary of Lonza Group Ltd., to acquire Cutanogen Corporation, a subsidiary of Lonza Walkersville, to develop ESS-W, an autologous skin replacement product for the treatment of Stage 3 and Stage 4 full thickness severe burns, to advance its therapeutic clinical development programs, as well as execute potential business development opportunities.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (AMBS) is a biotechnology company developing treatments and diagnostics for diseases associated with neurodegeneration and protein misfolding-related apoptosis. AMBS has licensed Eltoprazine ("Eltoprazine"), a phase 2b ready small molecule indicated for Parkinson's disease Levodopa induced dyskinesia and Adult ADHD. AMBS has an exclusive worldwide license to the Lymphocyte Proliferation test ("LymPro Test(R)"), which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig, for Alzheimer's disease and owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain and ophthalmic disorders. AMBS also owns intellectual property for the diagnosis of Parkinson's disease ("NuroPro") and the discovery of neurotrophic factors ("PhenoGuard(TM)"). In November 2014, AMBS entered into an exclusive option agreement with Lonza Walkersville, Inc., a subsidiary of Lonza Group Ltd., to acquire Cutanogen Corporation, a subsidiary of Lonza Walkersville, to develop Engineered Skin Substitute (ESS-W), an autologous skin replacement product for the treatment of Stage 3 and Stage 4 intractable severe burns. For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such